AMENDMENT NO. [   ]
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of [                ], amends the Master Investment Advisory Agreement (the “Agreement”), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and Invesco Advisers, Inc., successor by merger to Invesco Aim Advisors, Inc., a Delaware corporation.
W I T N E S S E T H :
     WHEREAS, the parties desire to add the following series portfolios: Invesco Convertible Securities Fund, Van Kampen Asset Allocation Conservative Fund, Van Kampen Asset Allocation Growth Fund, Van Kampen Asset Allocation Moderate Fund, Van Kampen Harbor Fund, Van Kampen Leaders Fund, Van Kampen Real Estate Securities Fund and Van Kampen U.S. Mortgage Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
AIM Balanced-Risk Retirement Now Fund	January 31, 2007

AIM Balanced-Risk Retirement 2010 Fund	January 31, 2007

AIM Balanced-Risk Retirement 2020 Fund	January 31, 2007

AIM Balanced-Risk Retirement 2030 Fund	January 31, 2007

AIM Balanced-Risk Retirement 2040 Fund	January 31, 2007

AIM Balanced-Risk Retirement 2050 Fund	January 31, 2007

AIM Basic Value Fund	June 5, 2000

AIM Conservative Allocation Fund	April 30, 2004

AIM Global Equity Fund	November 4, 2003

AIM Growth Allocation Fund	April 30, 2004

AIM Income Allocation Fund	October 31, 2005

Name of Fund	Effective Date of Advisory Agreement
AIM International Allocation Fund	October 31, 2005

AIM Mid Cap Core Equity Fund	September 1, 2001

AIM Moderate Allocation Fund	April 30, 2004

AIM Moderate Growth Allocation Fund	April 29, 2005

AIM Moderately Conservative Allocation Fund	April 29, 2005

AIM Small Cap Growth Fund	September 11, 2000

Invesco Convertible Securities Fund	[ ]

Van Kampen Asset Allocation Conservative Fund	[ ]

Van Kampen Asset Allocation Growth Fund	[ ]

Van Kampen Asset Allocation Moderate Fund	[ ]

Van Kampen Harbor Fund	[ ]

Van Kampen Leaders Fund	[ ]

Van Kampen Real Estate Securities Fund	[ ]

Van Kampen U.S. Mortgage Fund	[ ]
APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
AIM Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund
AIM Conservative Allocation Fund
AIM Growth Allocation Fund
AIM Income Allocation Fund

AIM International Allocation Fund
AIM Moderate Allocation Fund
AIM Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund
Van Kampen Leaders Fund
These fourteen funds do not pay an advisory fee.
AIM Basic Value Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%
AIM Global Equity Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%

AIM Mid Cap Core Equity Fund
AIM Small Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.70%
Next $500 million	0.675%
Over $1.5 billion	0.65%
Invesco Convertible Securities Fund

Net Assets	Annual Rate
First $750 million	0.52%
Next $250 million	0.47%
Next $500 million	0.42%
Next $500 million	0.395%
Next $1 billion	0.37%
Over $3 billion	0.345%
Van Kampen Asset Allocation Conservative Fund
Van Kampen Asset Allocation Growth Fund
Van Kampen Asset Allocation Moderate Fund

Net Assets	Annual Rate
All Assets	0.15%
Van Kampen Harbor Fund

Net Assets	Annual Rate
First $350 million	0.55%
Next $350 million	0.50%
Next $350 million	0.45%
Over $1.05 billion	0.40%
Van Kampen Real Estate Securities Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%
Van Kampen U.S. Mortgage Fund

Net Assets	Annual Rate
First $1 billion	0.47%
Next $500 million	0.445%
Next $500 million	0.42%
Next $500 million	0.395%
Next $2.5 billion	0.37%
Next $2.5 billion	0.345%

Net Assets	Annual Rate
Next $2.5 billion	0.32%
Next $2.5 billion	0.295%
Over $12.5 billion	0.27%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM GROWTH SERIES

Attest:		By:

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)
INVESCO ADVISERS, INC.

Attest:		By:

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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